UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2012

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As described more fully below, Comcast Corporation and its wholly-owned subsidiary, Comcast Holdings Corporation (“Comcast Holdings”), do not anticipate that the recently announced Sprint Softbank transaction will result in any changes to the interest paid or amounts due at maturity on Comcast Holdings’ 2.0% Exchangeable Subordinated Debentures due 2029 (CUSIP 200300507, NYSE: CCZ) or on its 2.0% Exchangeable Subordinated Debentures due November 2029 (CUSIP 200300606) (collectively, the “ZONES”).

On October 15, 2012, Sprint Nextel Corporation announced that it has entered into an Agreement and Plan of Merger with Softbank Corp., pursuant to which Softbank seeks to acquire control of Sprint Nextel through a direct wholly owned Softbank subsidiary (“New Sprint”).  Among other things, the Sprint Softbank transaction contemplates an exchange offer in which each share of Sprint Nextel’s common stock will be converted, at the shareholder option, into $7.30 in cash, one share of New Sprint common stock, or a combination of cash and stock.  The Sprint Softbank transaction is subject to a vote by Sprint Nextel shareholders as well as other conditions.  The terms of the Sprint Softbank transaction can be amended by agreement of the parties thereto.

Comcast Holdings has concluded that, as currently structured, the Sprint Softbank transaction constitutes a “Reference Share Offer” for purposes of the ZONES.  Subject to market conditions and possible future changes in the terms of the Sprint Softbank transaction, Comcast Holdings expects to elect to increase the “Early Exchange Ratio” of the ZONES from 95% to 100% during the pendency of the Sprint Softbank transaction rather than making a “Reference Share Offer Adjustment”.  This means that there will be no changes in the payment terms of the ZONES, except that upon consummation of the Sprint Softbank transaction the Reference Shares underlying each ZONES will change from shares of Sprint Nextel common stock to an equivalent number of shares of New Sprint common stock.  In particular, no “Additional Interest” will be paid in connection with the Sprint Softbank transaction.

An increase in the Early Exchange Ratio to 100% would allow a holder of the ZONES to exchange its ZONES for the full “Exchange Market Value” of the Reference Shares underlying its ZONES.  As of the date hereof, the “Contingent Principal Amount per ZONES” substantially exceeds the Exchange Market Value of the Reference Shares per ZONES.  Accordingly, Comcast Holdings does not anticipate that any ZONES will be exchanged in connection with the Sprint Softbank transaction.

Capitalized terms used but not otherwise defined in this Current Report have the meanings set forth in the ZONES.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	October 18, 2012	By:	/s/ Arthur R. Block
Arthur R. Block Senior Vice President, General Counsel and Secretary